For more information, contact:
Robert S. Bloom
Financial Relations Leader
Acxiom Corporation
(501) 342-1321
EACXM

                                Acxiom® Announces Second-Quarter Financial Results
                                            Strong Cash Flow Continues

LITTLE ROCK, Ark. - October 22, 2003 - Acxiom® Corporation (Nasdaq: ACXM) today announced revenue and earnings results for the second quarter ended September 30, 2003.  Revenue of $241.1 million and diluted earnings per share of $.13 compares to the Company's previous estimate of $240 million to $245 million in revenue and $.13 to
$.15 in diluted earnings per share.  Operating cash flow of $49.9 million and free cash flow of $35.8 million exceeded internal expectations.  For the last twelve months, operating cash flow has totaled $238 million and free cash flow has totaled $178 million.  Acxiom will hold a conference call at 4:30 p.m. CDT today to discuss this information further. Interested parties are invited to listen to the call, which will be broadcast via the
Internet at www.acxiom.com.

"Our financial results continued to be impacted by a less than robust economic environment," Company Leader
Charles D. Morgan said. "However, there are several positives at work in our business.  Our cash flow remains strong and the new business pipeline continues to grow.  As we meet with more of our clients about our new grid-based solution architecture, the excitement continues to grow as they come to understand the improvements it will bring to their business.  We believe this offering will attract new clients and will lead existing clients to increase their business with us."

Highlights of Acxiom's second-quarter performance include:

o        Operating cash flow of $49.9 million and free cash flow of $35.8 million, marking the ninth consecutive quarter of strong cash flow performance for the Company.  The free cash flow of $35.8 million is a non-GAAP financial measure and a reconciliation to the comparable GAAP measure, operating cash flow, is attached to this release.

o        New contracts that will deliver $16 million in annual revenue and renewals that total $6 million in annual revenue.

o        Committed new deals in the pipeline that are expected to generate $60 million in annual revenue.

Outlook

The financial projections stated today are based on the Company's current expectations. These projections are forward looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions, divestitures or other business combinations that may be completed in the future.

The forecast is based on the assumption that there will be no substantial change in the general economic environment for the remainder of the 2004 fiscal year ending March 31, 2004.  For the last six months of the 2004 fiscal year, the Company expects revenue of $500 million to $520 million and earnings per share of $.40 to $.42.
The Company also may benefit from one-time items during the last six months of the fiscal year, which could add another $.05 or more to its earnings per share.

Including one-time items recorded in the first quarter and anticipated in the last six months of the fiscal year, the Company estimates earnings per share in the range of $.70 to $.78, operating cash flow of $195 million, free cash flow of $135 million and revenue of approximately $980 million to $1 billion for the 2004 fiscal year ending
March 31, 2004.

About Acxiom

Acxiom Corporation (Nasdaq: ACXM) integrates data, services and technology to create and deliver customer and information management solutions for many of the largest, most respected companies in the world. The core components of Acxiom's innovative solutions are Customer Data Integration (CDI) technology, data, database services, IT outsourcing, consulting and analytics, and privacy leadership. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, with locations throughout the United States, and in the United Kingdom,
France Australia and Japan.

This release and the scheduled conference call include a discussion of free cash flow, a non-GAAP financial measure.  There is a reconciliation of this measure to the comparable GAAP measure, operating cash flow, attached to this press release.

This release and today's conference call contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially; such statements include but are not necessarily limited to the following: 1) that the projected revenue, earnings, earnings per share, operating cash flow and free cash flow referred to under the caption "Outlook" above will meet or exceed the estimated amount;
2) that the business pipeline and that our current cost structure will allow the Company to continue to meet or exceed revenue, earnings and cash flow projections; 3) that new contracts and contract renewals will generate the indicated amounts of revenue; 4)  that the Company has committed new deals in the pipeline that are expected to deliver the indicated amounts; 5)  that Acxiom is well positioned for success going forward; 6) that the future results of the Company will be within the indicated ranges; 7)  that there will be no substantial change in the general economic environment for the remainder of the 2004 fiscal year, ending March 31, 2004; 8) that the
Company will continue to use cash to repurchase stock and reduce debt and 9) that new products and services will produce the expected results.  The following are important factors, among others, that could cause actual results to differ materially from these forward-looking statements: The possibility that certain contracts may not be closed or closed within the anticipated time frames; the possibility that certain contracts may not generate the anticipated revenue or profitability; the possibility that economic or other conditions might lead to a reduction in demand for the Company's products and services; the possibility that the current economic slowdown may worsen and/or persist for an unpredictable period of time; the possibility that economic conditions will not be as expected; the possibility that significant customers may experience extreme, severe economic difficulty; the possibility that the fair value of certain assets of the company may not be equal to the carrying value of those assets now or in future time periods; the possibility that sales cycles may lengthen; the continued ability to attract and retain qualified technical and leadership associates and the possible loss of associates to other organizations; the ability to properly motivate the sales force and other associates of the Company; the ability to achieve cost reductions and avoid unanticipated costs; the continued availability of credit upon satisfactory terms and conditions; the introduction of competent, competitive products, technologies or services by other companies; potential pricing pressure due to market conditions and/or competitive products and services; changes in consumer or business information industries and markets; the Company's ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; the difficulties encountered when entering new markets or industries; changes in the legislative, accounting, regulatory and consumer environments affecting the Company's business including but not limited to litigation, legislation, regulations and customs relating to the Company's ability to collect, manage, aggregate and use data; data suppliers might withdraw data from the Company, leading to the Company's inability to provide certain products and services; short-term contracts affect the predictability of the Company's revenues; the possibility that the amount of ad hoc, volume based and project work will not be as expected; the potential loss of data center capacity or interruption of telecommunication links or power sources; postal rate increases that could lead to reduced volumes of business; customers that may cancel or modify their agreements with the Company; the potential disruption of the services of the United States Postal Service, their global counterparts and other delivery systems; the successful integration of any acquired businesses; and other competitive factors. With respect to the providing of products or services outside the Company's primary base of operations in the U.S., all of the above factors and the difficulty of doing business in numerous sovereign jurisdictions due to differences in culture, laws and regulations. Other factors are detailed from time to time in the Company's periodic reports and registration statements filed with the United States Securities and Exchange Commission. Acxiom believes that it has the product and technology offerings, facilities, associates and competitive and financial resources for continued business success, but future revenues, costs, margins and profits are all influenced by a number of factors, including those discussed above, all of which are inherently difficult to forecast. Acxiom undertakes no obligation to update the information contained in this press release or any other forward-looking statement.

                                                        ###

                                     ACXIOM CORPORATION AND SUBSIDIARIES
                                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                                 (Unaudited)
                              (Dollars in thousands, except earnings per share)

                                                                            For the Three Months Ended
                                                                                 September 30,
                                                                  ---------------------------------------------
                                                                        2003                        2002
                                                                  ---------------------------------------------

Revenue                                                                    241,095                     235,396

Operating costs and expenses:

    Salaries and benefits                                                   80,522                      75,050

    Computer, communications and other equipment                            64,106                      63,829

    Data costs                                                              32,224                      29,787

    Other operating costs and expenses                                      41,527                      43,197

    Gains, losses and nonrecurring items, net                                    -                      (4,102)
                                                                  -----------------           -----------------
         Total operating costs and expenses                                218,379                     207,761
                                                                  -----------------           -----------------

Income from operations                                                      22,716                      27,635
                                                                  -----------------           -----------------

Other income (expense):
    Interest expense                                                        (4,889)                     (5,068)
    Other, net                                                                 121                       1,551
                                                                  -----------------           -----------------

                                                                            (4,768)                     (3,517)
                                                                  -----------------           -----------------

Earnings before income taxes                                                17,948                      24,118

Income taxes                                                                 6,730                       8,592
                                                                  -----------------           -----------------

Net earnings                                                                11,218                      15,526
                                                                  =================           =================

Earnings per share:

    Basic                                                                     0.13                        0.18
                                                                  =================           =================

    Diluted                                                                   0.13                        0.17
                                                                  =================           =================

                                     ACXIOM CORPORATION AND SUBSIDIARIES
                                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                                 (Unaudited)
                              (Dollars in thousands, except earnings per share)

                                                                         For the Six Months Ended
                                                                              September 30,
                                                           ----------------------------------------------------
                                                                      2003                     2002
                                                           ----------------------------------------------------

Revenue                                                                     477,777                    460,802

Operating costs and expenses:

    Salaries and benefits                                                   169,269                    149,842

    Computer, communications and other equipment                            130,392                    126,855

    Data costs                                                               62,471                     58,731

    Other operating costs and expenses                                       82,703                     80,610

    Gains, losses and nonrecurring items, net                                (1,008)                    (4,559)
                                                           ------------------------- --------------------------

                  Total operating costs and expenses                        443,827                    411,479
                                                           ------------------------- --------------------------

Income from operations                                                       33,950                     49,323
                                                           ------------------------- --------------------------

Other income (expense):
    Interest expense                                                         (9,654)                   (10,395)
    Other, net                                                                  886                      1,542
                                                           ------------------------- --------------------------

                                                                             (8,768)                    (8,853)
                                                           ------------------------- --------------------------

Earnings before income taxes                                                 25,182                     40,470

Income taxes                                                                  2,701                     14,479
                                                           ------------------------- --------------------------

Net earnings                                                                 22,481                     25,991
                                                           ========================= ==========================

Earnings per share:

    Basic                                                                      0.26                       0.29
                                                           ========================= ==========================

    Diluted                                                                    0.25                       0.28
                                                           ========================= ==========================

                                             ACXIOM CORPORATION AND SUBSIDIARIES
                                              CALCULATION OF EARNINGS PER SHARE
                                                         (Unaudited)
                                          (In thousands, except earnings per share)

                                                                 For the Three Months Ended         For the Six Months Ended
                                                                      September 30,                      September 30,
                                                              -------------------------------     ----------------------------
                                                                   2003             2002              2003           2002
                                                              -------------------------------     ----------------------------

Basic earnings per share:

    Numerator - net earnings                                         11,218           15,526           22,481          25,991

    Denominator - weighted-average shares outstanding                85,236           88,481           85,839          88,131
                                                              --------------  ---------------     ------------  --------------

        Basic earnings per share                                       0.13             0.18             0.26            0.29
                                                              ==============  ===============     ============  ==============

Diluted earnings per share:

    Numerator:

        Net earnings                                                 11,218           15,526           22,481          25,991

        Interest expense on convertible bonds (net of tax
        benefit)                                                      1,026            1,050            2,051           2,100
                                                              --------------  ---------------     ------------  --------------

                                                                     12,244           16,576           24,532          28,091
                                                              --------------  ---------------     ------------  --------------

    Denominator:

        Weighted-average shares outstanding                          85,236           88,481           85,839          88,131

        Dilutive effect of common stock options and warrants          1,937            2,354            1,770           2,411

        Dilutive effect of convertible debt                           9,589            9,589            9,589           9,589
                                                              --------------  ---------------     ------------  --------------

                                                                     96,762          100,424           97,198         100,131
                                                              --------------  ---------------     ------------  --------------

            Diluted earnings per share                                 0.13             0.17             0.25            0.28
                                                              ==============  ===============     ============  ==============

                                 ACXIOM CORPORATION AND SUBSIDIARIES
                                         REVENUES BY SEGMENT
                                             (Unaudited)
                                        (Dollars in thousands)

                                                          For the Three Months Ended
                                                                September 30,
                                       ----------------------------------------------------------------
                                                   2003                              2002
                                       ----------------------------------------------------------------

Services                                                     184,068                           178,893
Data and Software Products                                    46,755                            45,059
I. T. Management                                              60,967                            56,907
Intercompany eliminations                                    (50,695)                          (45,463)
                                       ------------------------------   -------------------------------

Total Revenue                                                241,095                           235,396
                                       ==============================   ===============================

                                                           For the Six Months Ended
                                                                September 30,
                                       ----------------------------------------------------------------
                                                   2003                              2002
                                       ----------------------------------------------------------------

Services                                                     359,760                           348,262
Data and Software Products                                    87,910                            83,431
I. T. Management                                             122,912                           113,368
Intercompany eliminations                                    (92,805)                          (84,259)
                                       ------------------------------   -------------------------------

Total Revenue                                                477,777                           460,802
                                       ==============================   ===============================

                                  ACXIOM CORPORATION AND SUBSIDIARIES
                                 CONDENSED CONSOLIDATED BALANCE SHEETS
                                              (Unaudited)
                                        (Dollars in thousands)

                                                           September 30,         March 31,

                                                                2003               2003
                                                            -----------         -----------
                             Assets
Current assets:
  Cash and cash equivalents                                 $     3,649         $     5,491
  Trade accounts receivable, net                                185,402             189,704
  Deferred income taxes                                          46,056              46,056
  Refundable income taxes                                             -               2,576
  Other current assets                                           40,276              45,288
                                                            -----------         -----------
     Total current assets                                       275,383             289,115
                                                            -----------         -----------
Property and equipment                                          427,169             389,168
  Less - accumulated depreciation and amortization              206,798             180,862
                                                            -----------         -----------
Property and equipment, net                                     220,371             208,306
                                                            -----------         -----------
Software, net of accumulated amortization                        64,711              63,095
Goodwill                                                        223,765             221,184
Purchased software licenses, net of accumulated amortization    158,975             161,432
Unbilled and notes receivable, excluding current portions        14,093              20,249
Deferred costs, net of accumulated amortization                 118,360             108,444
Other assets, net                                                27,060              21,421
                                                            -----------         -----------
                                                             $1,102,718          $1,093,246
                                                            ===========         ===========
              Liabilities and Stockholders' Equity
Current liabilities:
  Current installments of long-term obligations                  47,816              29,491
  Trade accounts payable                                         30,726              28,760
  Accrued merger, integration and impairment costs                   30                 584
  Accrued payroll and related expenses                           14,841              14,234
  Other accrued expenses                                         39,059              38,689
  Deferred revenue                                               52,811              59,907
  Income taxes                                                    8,399                   -
                                                            -----------         -----------
    Total current liabilities                                   193,682             171,665
                                                            -----------         -----------
Long-term obligations:
  Long-term debt and capital leases, net of current
  installments                                                  252,723             233,843
  Software and data licenses, net of current installments        54,398              55,834
                                                            -----------         -----------
    Total long-term obligations                                 307,121             289,677
                                                            -----------         -----------

Deferred income taxes                                            62,606              69,348

Commitments and contingencies

Stockholders' equity:
  Common stock                                                    9,068               9,015
  Additional paid-in capital                                    339,971             333,715
  Retained earnings                                             276,039             253,558
  Accumulated other comprehensive loss                             (651)             (2,911)
  Treasury stock, at cost                                       (85,118)            (30,821)
                                                            -----------         -----------
  Total stockholders' equity                                    539,309             562,556
                                                            -----------         -----------
                                                            $ 1,102,718         $ 1,093,246
                                                            ===========         ===========

                                                   ACXIOM CORPORATION AND SUBSIDIARIES
                                              RECONCILIATION OF FREE CASH FLOW TO OPERATING CASH FLOW
                                                                    (Unaudited)
                                                              (Dollars in thousands)

                                                   Qtr ended     Qtr ended     Qtr ended      Qtr ended     Yr ended
                                                   6/30/2001     9/30/2001     12/31/2001     3/31/2002     3/31/2002

Net cash provided by operating activities           (39,280)       69,300         60,493        60,092       150,605

Proceeds received from disposition of assets            127             -              -            46           173
Capitalized software                                 (5,935)       (5,464)        (5,832)       (6,890)      (24,121)
Capital expenditures                                 (8,789)            -         (2,612)       (3,474)      (14,875)
Deferral of costs                                    (8,690)      (18,012)       (14,077)       (7,352)      (48,131)
Proceeds from sale and leaseback transaction              -         1,964          4,035             -         5,999
                                             --------------------------------------------------------------------------------

Free cash flow                                      (62,567)       47,788         42,007        42,422        69,650
                                             ================================================================================

                                                   Qtr ended     Qtr ended      Qtr ended     Qtr ended      Yr ended
                                                   6/30/2002     9/30/2002      12/31/2002    3/31/2003      3/31/2003

Net cash provided by operating activities            60,243        53,446          76,992       63,112        253,793

Proceeds received from disposition of assets             45           155               -           93            293
Capitalized software                                 (8,652)       (8,958)         (8,726)      (8,237)       (34,573)
Capital expenditures                                 (1,916)       (3,000)         (5,893)      (2,403)       (13,212)
Deferral of costs                                    (3,240)       (4,108)         (3,796)      (3,883)       (15,027)
Proceeds from sale and leaseback transaction              -         7,729               -            -          7,729
                                             --------------------------------------------------------------------------------

Free cash flow                                       46,480        45,264          58,577       48,682        199,003
                                             ================================================================================

                                                                                                              Forecast
                                                   Qtr ended     Qtr ended                                    Yr ended
                                                   6/30/2003     9/30/2003                                    3/31/2004

Net cash provided by operating activities            48,125        49,909                                      195,000

Proceeds received from disposition of assets            506           192                                            -
Capitalized software                                 (6,335)       (7,296)                                     (28,000)
Capital expenditures                                 (1,588)       (3,036)                                     (15,000)
Deferral of costs                                    (6,026)       (4,006)                                     (17,000)
                                             ------------------------------------------                  --------------------

Free cash flow                                       34,682        35,763                                      135,000
                                             ==========================================                  ====================

                                    ACXIOM CORPORATION AND SUBSIDIARIES
                              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                (Unaudited)
                                          (Dollars in thousands)

                                                                               For the Three Months Ended

                                                                                      September 30,

                                                                                2003                 2002
                                                                             ----------           ----------
Cash flows from operating activities:
  Net earnings                                                                  11,218               10,465
  Non-cash operating activities:
    Depreciation and amortization                                               37,140               28,174
    Loss (gain) on disposal or impairment of assets, net                             -                    -
    Deferred income taxes                                                            -                7,552
    Changes in operating assets and liabilities:
      Accounts receivable                                                       (1,199)                  85
      Other assets                                                               6,765               34,079
      Accounts payable and other liabilities                                    (3,600)             (19,546)
      Merger, integration and impairment costs                                    (415)                (566)
                                                                             ----------           ----------
      Net cash provided by operating activities                                 49,909               60,243
                                                                             ----------           ----------
Cash flows from investing activities:
    Proceeds received  from the disposition of assets                              192                   45
    Capitalized software                                                        (7,296)              (8,652)
    Capital expenditures                                                        (3,036)              (1,916)
    Investments in joint ventures and other companies                                -               (1,052)
    Deferral of costs                                                           (4,006)              (3,240)
    Payments received from investments                                             159                    -
    Net cash paid in acquisitions                                                    -                 (772)
                                                                             ----------           ----------
      Net cash used by investing activities                                    (13,987)             (15,587)
                                                                             ----------           ----------
Cash flows from financing activities:
    Proceeds from debt                                                          29,286               73,707
    Payments of debt                                                           (50,233)            (127,972)
    Sale of common stock                                                         3,859                6,168
    Acquisition of treasury stock                                              (20,032)                   -
                                                                             ----------           ----------
      Net cash used by financing activities                                    (37,120)             (48,097)
                                                                             ----------           ----------
      Effect of exchange rate changes on cash                                      (15)                  44
                                                                             ----------           ----------
      Net increase (decrease) in cash and cash equivalents                      (1,213)              (3,397)
  Cash and cash equivalents at beginning of period                               4,862                5,676
                                                                             ----------           ----------
  Cash and cash equivalents at end of period                                     3,649                2,279
                                                                             ==========           ==========
  Supplemental cash flow information:
    Cash paid (received) during the period for:
      Interest                                                                   6,794                6,751
      Income taxes                                                              (2,533)                (375)

    Noncash investing and financing activities:
      Note received in exchange for sale of operations                               -                  736
      Issuance of warrants                                                           -                1,317
      Enterprise software licenses acquired under long-term obligation             991                    -
      Acquisition of property and equipment under capital lease                 14,531                    -
      Construction of asset under construction loan                              2,610                    -
                                                                             ==========           ==========

                                    ACXIOM CORPORATION AND SUBSIDIARIES
                              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                (Unaudited)
                                          (Dollars in thousands)

                                                                                 For the Six Months Ended

                                                                                     September 30,

                                                                                2003                 2002
                                                                             ----------           ----------
Cash flows from operating activities:
  Net earnings                                                                  22,481               25,991
  Non-cash operating activities:
    Depreciation and amortization                                               71,036               56,259
    Gain disposal or impairment of assets, net                                  (1,008)                 (51)
    Deferred income taxes                                                      (6,742)                7,552
    Changes in operating assets and liabilities:
      Accounts receivable                                                        4,810               (6,907)
      Other assets                                                               8,826               45,966
      Accounts payable and other liabilities                                      (815)             (13,752)
      Merger, integration and impairment costs                                    (554)              (1,369)
      Net cash provided by operating activities                                 98,034              113,689
                                                                             ----------           ----------
Cash flows from investing activities:
    Proceeds received  from the disposition of operations                        7,684                  259
    Proceeds received  from the disposition of assets                              698                  200
    Payments received from investments                                           1,360                    -
    Capitalized software                                                       (13,631)             (17,610)
    Capital expenditures                                                        (4,624)              (4,916)
    Investments in joint ventures and other companies                           (5,000)              (1,052)
    Deferral of costs                                                          (10,032)              (7,348)
    Proceeds from sale and leaseback transaction                                     -                7,729
    Net cash paid in acquisitions                                                    -               (8,272)
                                                                             ----------           ----------
      Net cash used by investing activities                                    (23,545)             (31,010)
                                                                             ----------           ----------
Cash flows from financing activities:
    Proceeds from debt                                                          82,473               82,516
    Payments of debt                                                          (110,888)            (156,700)
    Sale of common stock                                                         6,709               12,141
    Acquisition of treasury stock                                              (54,697)                    -
                                                                             ----------           ----------
      Net cash used by financing activities                                    (76,403)             (62,043)
                                                                             ----------           ----------
Effect of exchange rate changes on cash                                             72                   80
                                                                             ----------           ----------
Net increase (decrease) in cash and cash equivalents                            (1,842)              20,716
  Cash and cash equivalents at beginning of period                               5,491                5,676
                                                                             ----------           ----------
  Cash and cash equivalents at end of period                                     3,649               26,392
                                                                             ==========           ==========
  Supplemental cash flow information:
    Cash paid (received) during the period for:
      Interest                                                                  10,302               13,453
      Income taxes                                                              (1,556)             (40,281)

    Noncash investing and financing activities:
      Acquisition of land in exchange for debt                                   2,698                    -
      Acquisition of data under long-term obligation                            18,340                    -
      Note received in exchange for sale of operations                               -                  736
      Issuance of warrants                                                           -                1,317
      Enterprise software licenses acquired under long-term obligation           9,212                2,828
      Acquisition of property and equipment under capital lease                 31,334                2,310
      Construction of asset under construction loan                              2,610                    -
                                                                             ==========           ==========